UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 19, 2005

DYAX CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-24537	04-3053198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Technology Square

Cambridge, MA  02139

(Address of Principal Executive Offices)  (Zip Code)

(617) 225-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                                           Termination of a Material Definitive Agreement.

On December 19, 2005, Dyax Corp. and Debiopharm S.A. entered into a license agreement, which supersedes and terminates the existing license agreement dated January 24, 2001 between Dyax and Debiopharm.

Under the prior license agreement, Debiopharm had been developing DX-890, a neutrophil elastase inhibitor, for the treatment of cystic fibrosis (CF).  Debiopharm was responsible for all preclinical and clinical trials and all costs associated with the clinical development of DX-890 under that agreement and had exclusive rights to commercialize DX-890 in Europe for cystic fibrosis, acute respiratory distress syndrome (ARDS) and chronic obstructive pulmonary disease (COPD), and for these indications Dyax retained the rights to North America and the rest of the world.  Also under the prior license agreement, if Dyax wished to outlicense the commercialization of any of these indications to a third party outside of Europe, Debiopharm had a right of first refusal to obtain the outlicensing rights.  Dyax was entitled to receive a percentage of revenues generated by Debiopharm from the commercialization of the cystic fibrosis product in Europe and was obligated to pay Debiopharm a percentage of any royalties received on product sales outside of Europe under the prior license agreement.  As none of the product candidates developed under the prior license agreement were approved for sale during the term of that agreement, Dyax neither paid nor received any royalties thereunder.

Under the new license agreement, Debiopharm has exclusive worldwide rights for the development, manufacture and commercialization of a native form of DX-890 in CF and ARDS.  Dyax retains rights to receive milestone payments and royalties with respect to Debiopharm’s DX-890 programs if they advance in development and are ultimately commercialized.  In addition, Dyax retains the exclusive worldwide rights to extended half-life versions of DX-890 that it may develop, manufacture and commercialize in other chronic pulmonary indications such as COPD.  Dyax also received a milestone payment upon execution of the new license agreement in connection with Debiopharm’s recent initiation of Phase I clinical studies in ARDS patients.

Item 7.01                                             Regulation FD Disclosure.

A copy of the press release announcing the termination of the prior license agreement and entry into the new license agreement is furnished as Exhibit 99.1 to this report.

Item 9.01.                                          Financial Statements and Exhibits.

(d)                                 Exhibits.

99.1                           Press Release of Dyax Corp. dated December 20, 2005 reporting the restructuring of its relationship with Debiopharm S.A.

SIGNATURE

                                                            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYAX CORP.

Dated:	December 20, 2005	By:	/s/ Stephen S. Galliker
Stephen S. Galliker
Executive Vice President, Finance
and Administration, and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Dyax Corp. dated December 20, 2005 reporting the restructuring of its relationship with Debiopharm S.A.